SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A-1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2001

               PAYSTAR COMMUNICATIONS CORPORATION
     (Exact Name of Registrant as Specified in Charter)

          NEVADA                    000-32197               86-0885565
(State or Other Jurisdiction       (Commission            (IRS Employer
of Incorporation)                   File Number)           Identification No.)

1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA                        95240
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (209) 339-0484

Item 4.  Change in Registrant's Certifying Accountant

     On September 11, 2001, we engaged Perry-Smith LLP, Certified Public
Accountants, as our independent auditors for the year ending December 31,
2001.  The decision to retain Perry-Smith LLP, and to dismiss Andersen
Andersen & Strong, L.C., the former independent auditor, was made by the Board of Directors on such date.  The decision to dismiss Andersen Andersen &
Strong, L.C. did not involve a dispute with us over accounting policies or practices.  The report of Andersen Andersen & Strong, L.C. on our financial statements for the years ended December 31, 2000 and 1999, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principals.  In connection with the audit of our financial statements for these years ended December 31, 2000 and
1999, there were no disagreements with Andersen Andersen & Strong, L.C. for the annual periods and for the period up to the date of dismissal on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of
Andersen Andersen & Strong, L.C., would have caused the firm to make reference to the matter in its reports.

     Neither we, nor anyone on our behalf, has consulted Smith-Perry LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was provided by Perry-Smith LLP that was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue.

Item 7.  Exhibits

The exhibit set forth in the original filing was inadvertently included in the filing as having been signed by the former certifying accountant, when in fact it had not yet been executed.  We have requested the former certifying accountant provide the letter within 10 business days following the filing date of the original report.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PayStar Communications Corporation

Date: September 13, 2001               /s/ William D. Yotty
                                           William D. Yotty, Chairman

Date: September 13, 2001               /s/ Harry T. Martin
                                           Harry T. Martin, Chief Financial
                                           Officer and Principal Accounting Officer